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                                                                     Exhibit 4.3


                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of August 15, 2003, by and between QLT Inc., a British Columbia company (the "Company"), and UBS Securities LLC and the other Initial Purchasers named in the Purchase Agreement referred to below (collectively, the "Initial Purchasers") pursuant to that certain Purchase Agreement, dated August 12, 2003 (the "Purchase Agreement") among the Company and the Initial Purchasers.

         In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

         The Company agrees with the Initial Purchasers (i) for their benefit as Initial Purchasers and (ii) for the benefit of the beneficial owners (including the Initial Purchasers) from time to time of the Notes (as defined herein) and the beneficial owners from time to time of the Underlying Common Shares (as defined herein) issued upon conversion of the Notes (each of the foregoing a "Holder" and together the "Holders"), as follows:

         Section 1. Definitions. Capitalized terms used herein without definition shall have the respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

         "Affiliate" means with respect to any specified person, an "affiliate," as defined in Rule 144, of such person.

         "Amendment Effectiveness Deadline Date" has the meaning set forth in
Section 2(d) hereof.

         "Applicable Conversion Price" means, as of any date of determination, $1,000 principal amount at maturity of Notes divided by the Conversion Rate then in effect as of the date of determination or, if no Notes are then outstanding, the Conversion Rate that would be in effect were Notes then outstanding.

         "Business Day" means each day on which the New York Stock Exchange is open for trading.

         "Common Shares" means the common shares, without par value, of the Company and any other share of capital as may constitute "Common Shares" for purposes of the Indenture, including the Underlying Common Shares.

         "Conversion Rate" has the meaning assigned to such term in the Indenture.

         "Damages Accrual Period" has the meaning set forth in Section 2(e) hereof.

         "Damages Payment Date" means each interest payment date under the Indenture in the case of Notes, and each March 15 and September 15 in the case of the Underlying Common Shares.


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         "Effectiveness Deadline Date" has the meaning set forth in Section 2(a)
hereof.

         "Effectiveness Period" means a period (subject to extension pursuant to Section 3(i) hereof) that terminates when there are no Registrable Securities outstanding.

         "Event" has the meaning set forth in Section 2(e) hereof.

         "Event Date" has the meaning set forth in Section 2(e) hereof.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "Filing Deadline Date" has the meaning set forth in Section 2(a) hereof.

         "Form F-3" means Form F-3 under the Securities Act.

         "Form S-1" means Form S-1 under the Securities Act.

         "Form S-3" means Form S-3 under the Securities Act.

         "Holder" has the meaning set forth in the preamble hereto.

         "Indenture" means the Indenture, dated as of August 15, 2003, between the Company and the Trustee, pursuant to which the Notes are being issued.

         "Initial Purchasers" has the meaning set forth in the preamble hereto.

         "Initial Shelf Registration Statement" has the meaning set forth in
Section 2(a) hereof.

         "Issue Date" means the first date of original issuance of the Notes.

         "judgment currency" has the meaning set forth in Section 9(n).

         "liquidated damages" has the meaning set forth in Section 2(e).

         "Liquidated Damages Amount" has the meaning set forth in Section 2(e) hereof.

         "Managing Underwriters" has the meaning set forth in Section 8(a) hereof.

         "Material Event" has the meaning set forth in Section 3(i) hereof.

         "NASD Rules" has the meaning set forth in Section 3(s) hereof.

         "Notes" means the 3% Convertible Senior Notes due 2023 of the Company to be purchased pursuant to the Purchase Agreement.

         "Notice and Questionnaire" means a written notice and questionnaire delivered to the Company containing substantially the information called for by the Selling Securityholder

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Notice and Questionnaire attached as Annex A to the Offering Memorandum dated
August 12, 2003 relating to the Notes.

         "Notice Holder" means, on any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date, so long as all of such Holder's Registrable Securities that have been registered for resale pursuant to a Notice and Questionnaire have not been sold in accordance with a Shelf Registration Statement.

         "Prospectus" means the prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 415 promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or deemed to be incorporated by reference in such Prospectus.

         "Purchase Agreement" has the meaning set forth in the preamble hereof.

         "rate(s) of exchange" has the meaning set forth in Section 9(n).

         "Record Holder" means (i) with respect to any Damages Payment Date relating to any Notes as to which any Liquidated Damages Amount has accrued, the Notice Holder that was a holder of record of such Note at the close of business on the record date with respect to the interest payment date under the Indenture on which such Damages Payment Date shall occur and (ii) with respect to any Damages Payment Date relating to the Underlying Common Shares as to which any Liquidated Damages Amount has accrued, a Notice Holder that was the registered holder of such Underlying Common Shares at the close of business on the date that is fourteen (14) days prior to such Damages Payment Date.

         "Registrable Securities" means the Notes until such Notes have been converted into the Underlying Common Shares and, at all times the Underlying Common Shares and any securities into or for which such Underlying Common Shares have been converted, and any security issued with respect thereto upon any stock dividend, split or similar event until, in the case of any such security, the earliest of (w) the date on which such security has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement relating thereto; (x) the date that is two (2) years after the later of (1) the Issue Date and (2) the last date that the Company or any of its Affiliates was the owner of such Notes (or any predecessor thereto); (y) the date on which such security may be resold without restriction pursuant to Rule 144(k) or any successor provision thereto; or (z) the date such security has been publicly sold pursuant to Rule 144 or any successor provision thereto.

         "Registration Expenses" has the meaning set forth in Section 5 hereof.

         "Registration Statement" means any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all materials incorporated by reference or deemed to be incorporated by reference in such registration statement.

         "Rule 144" means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

         "Rule 144A" means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

         "Shelf Registration Statement" means the Initial Shelf Registration Statement and any Subsequent Shelf Registration Statement.

         "Subsequent Shelf Registration Statement" has the meaning set forth in
Section 2(b) hereof.

         "Subsequent Shelf Registration Statement Effectiveness Deadline Date" has the meaning set forth in Section 2(d) hereof.

         "Suspension Notice" has the meaning set forth in Section 3(i) hereof.

         "Suspension Period" has the meaning set forth in Section 3(i) hereof.

         "TIA" means the Trust Indenture Act of 1939, as amended.

         "Trustee" means Bank of New York, the trustee under the Indenture.

         "Underlying Common Shares" means the Common Shares into which the Notes are convertible or issued upon any such conversion.

         Section 2. Shelf Registration. (a) The Company shall prepare and file or cause to be prepared and filed with the SEC, as soon as practicable but in any event by the date (the "Filing Deadline Date") that is ninety (90) days after the Issue Date, a Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by Holders thereof of all of the Registrable Securities (or, if registration of Registrable Securities not held by Notice Holders is not permitted by the rules and regulations of the SEC, then registering all Registrable Securities held by Notice Holders) (the "Initial Shelf Registration Statement"). The Initial Shelf Registration Statement shall be on Form S-1 or Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by such Holders in accordance with the reasonable methods of distribution elected by the Holders (including Form F-3, in accordance with the SEC's Multi-Jurisdictional Disclosure System), approved by the Company, and set forth in the Initial Shelf Registration Statement. The Company shall use its reasonable best efforts to cause the Initial Shelf Registration Statement to be declared effective under the Securities Act as promptly as is practicable but in any event by the date (the "Effectiveness Deadline Date") that is one hundred eighty (180) days after the Issue Date, and to keep the Initial Shelf Registration Statement (or any Subsequent Shelf Registration Statement) continuously effective under the Securities Act

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until the expiration of the Effectiveness Period. At the time the Initial Shelf
Registration Statement is declared effective under the Securities Act, each Holder that became a Notice Holder prior to the date of such effectiveness shall be named as a selling securityholder in the Initial Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law.

         (b) If the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period, the Company shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within thirty (30) days of such cessation of effectiveness amend the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement covering all of the securities that as of the date of such filing are Registrable Securities (or, if registration of Registrable Securities not held by Notice Holders is not permitted by the rules and regulations of the SEC, then registering all Registrable Securities held by Notice Holders as of such date) (a "Subsequent Shelf Registration Statement"). If a Subsequent Shelf Registration Statement is filed, the Company shall use its reasonable best efforts to cause the Subsequent Shelf Registration Statement to become effective as promptly as is practicable after such filing, but in no event later than the Subsequent Shelf Registration Statement Effectiveness Deadline, and to keep such Shelf Registration Statement (or subsequent Shelf Registration Statement) continuously effective until the end of the Effectiveness Period.

         (c) The Company shall supplement and amend any Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement, if required by the Securities Act or as reasonably requested by the Initial Purchasers or by the Trustee on behalf of the Holders of the Registrable Securities covered by such Shelf Registration Statement.

         (d) (i) Each Holder of Registrable Securities agrees that if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with this
Section 2(d) and Section 3(i). Each Holder of Registrable Securities wishing to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus agrees to deliver a completed and executed Notice and Questionnaire to the Company prior to any attempted or actual distribution of Registrable Securities under a Shelf Registration Statement. Any Holder that does not become a Notice Holder by completion and delivery, as provided herein, of the Notice and Questionnaire shall not be entitled to receive any liquidated damages pursuant to Section 2(e). With respect to any Holder who delivers a completed and executed Notice and Questionnaire on or after the date the Initial Shelf Registration Statement is declared effective under the Securities Act, the Company shall, as promptly as practicable after the date a Notice and Questionnaire is delivered, and in any event, subject to clause (B) below, within the later of (x) five (5) Business Days after such date or (y) five (5) Business Days after the expiration of any Suspension Period (1) in effect when the Notice and Questionnaire is delivered or (2) put into effect within five (5) Business Days of such delivery date,

                  (A) if required by applicable law, file with the SEC a supplement to the related Prospectus or a post-effective amendment to the Shelf Registration Statement or a Subsequent Shelf Registration Statement and any necessary supplement or amendment to any document incorporated therein by reference to the applicable Shelf Registration Statement and file any other required document with the SEC so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in a Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law; provided, however, that if a post-effective amendment or a Subsequent Shelf Registration Statement is required by the rules and regulations of the SEC in order to permit resales by Holders submitting Notice and Questionnaires on or after the date of effectiveness of the Initial Shelf Registration Statement, the Company shall not be required to file more than one (1) post-effective amendment or Subsequent Shelf Registration Statement for such purpose in any thirty (30) day period;

                  (B) if the Company shall file a post-effective amendment to the Shelf Registration Statement or file a Subsequent Shelf Registration Statement, it shall use its reasonable best efforts to cause such post-effective amendment or Subsequent Shelf Registration Statement, as the case may be, to be declared effective under the Securities Act as promptly as is practicable, but in any event by the date (the "Amendment Effectiveness Deadline Date" in the case of a post-effective amendment or the "Subsequent Shelf Registration Statement Effectiveness Deadline Date" in the case of a Subsequent Shelf Registration Statement) that is thirty (30) days after the date such post-effective amendment or Subsequent Shelf Registration Statement, as the case may be, is required by this Section 2(d) to be filed;

                  (C) the Company shall provide such Holder a reasonable number of copies of any documents filed pursuant to Section 2(d)(i)(A) and Section 2(d)(i)(B);

                  (D) the Company shall notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment or Subsequent Shelf Registration Statement filed pursuant to Section 2(d)(i)(A) and Section 2(d)(i)(B);

                  (E) if a Notice and Questionnaire is delivered during a Suspension Period, or a Suspension Period is put into effect within five (5) Business Days after such delivery date, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (A), (B), (C) and (D) above within five (5) Business Days after expiration of the Suspension Period in accordance with Section 3(i); and

                  (F) if under applicable law, the Company has more than one option as to the type or manner of making any such filing, the Company shall make the required filing or filings in the manner or of a type that is reasonably expected to result in the earliest availability of a Prospectus for effecting resales of Registrable Securities.

         (ii) Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Shelf Registration Statement or related Prospectus; provided, however, that any Holder that becomes a Notice Holder pursuant to the provisions of this Section 2(d) (whether or not such Holder was a Notice Holder at the time the Shelf Registration Statement was

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declared effective under the Securities Act) shall be named as a selling securityholder in a Shelf Registration Statement or related Prospectus in accordance with the requirements of this Section 2(d).

         (e) The parties hereto agree that the Holders of Registrable Securities will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if (i) the Initial Shelf Registration Statement has not been filed on or prior to the Filing Deadline Date, (ii) the Initial Shelf Registration Statement has not been declared effective under the Securities Act on or prior to the Effectiveness Deadline Date, (iii) either a supplement to a prospectus, a post-effective amendment or a Subsequent Shelf Registration Statement is required to be filed and fails to be filed within the prescribed period set forth in Section 2(d) (the applicable date being an "Additional Filing Deadline Date") or in the case of a post-effective amendment or a Subsequent Shelf Registration Statement, such post-effective amendment or Subsequent Registration Statement is not declared effective under the Securities Act by the SEC by the Amendment Effectiveness Deadline Date or the Subsequent Shelf Registration Statement Effectiveness Deadline Date, as the case may be,
(iv) the Initial Shelf Registration Statement or any Subsequent Registration Statement is filed and declared effective under the Securities Act but shall thereafter cease to be effective (without being succeeded immediately by a new registration statement filed and declared effective under the Securities Act) or usable for the offer and sale of Registrable Securities for a period of time (including any Suspension Period) which shall exceed thirty (30) days in the aggregate in any three (3) month period or seventy five (75) days in the aggregate in any twelve (12) month period or (v) the Initial Registration Statement and the related Prospectus, at the time the Initial Registration Statement shall be declared effective under the Securities Act, fail to name each Holder that became a Notice Holder prior to the date of such effectiveness as a selling securityholder in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law (each of the events of a type described in any of the foregoing clauses (i) through (v) are individually referred to herein as an "Event," and the Filing Deadline Date in the case of clause (i), the Effectiveness Deadline Date in the case of clause (ii), the Additional Filing Deadline Date, the Amendment Effectiveness Deadline Date or the Subsequent Shelf Registration Statement Effectiveness Deadline Date, as the case may be, in the case of clause
(iii), the date on which the duration of the ineffectiveness or unusability of the Shelf Registration Statement in any period exceeds the number of days permitted by clause (iv) hereof in the case of clause (iv), and the date the Initial Registration Statement shall be declared effective under the Securities Act in the case of clause (v), being referred to herein as an "Event Date"). Events shall be deemed to continue until the following dates with respect to the respective types of Events: (A) the date the Initial Shelf Registration Statement is filed in the case of an Event of the type described in clause (i);
(B) the date the Initial Shelf Registration Statement is declared effective under the Securities Act in the case of an Event of the type described in clause
(ii); (C) the date a prospectus supplement or a post-effective amendment to the Initial Shelf Registration Statement or Subsequent Shelf Registration Statement, whichever is required, is filed or declared effective under the Securities Act, as the case may be, in the case of an Event of the type described in clause
(iii); (D) the date the Initial Shelf Registration Statement or the Subsequent Shelf Registration Statement, as the case may be, becomes effective or usable again, or the date another Subsequent Shelf Registration Statement is filed pursuant to Section 2(b) and declared effective by the SEC, in the case of an Event of the type described in clause (iv); or (E) the date a

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prospectus supplement to the Initial Shelf Registration Statement is filed with the SEC or a Subsequent Shelf Registration Statement, or a post-effective amendment to the Initial Shelf Registration Statement, is declared effective under the Securities Act, which prospectus supplement, Subsequent Shelf Registration Statement or post-effective amendment names as selling securityholders, in such a manner as to permit them to deliver the related Prospectus to purchasers of Registrable Securities in accordance with applicable law, all Holders entitled as herein provided to be so named.

         Accordingly, commencing on (and including) any Event Date and ending on (but excluding) the next date on which there are no Events that have occurred and are continuing (a "Damages Accrual Period"), the Company agrees to pay, as liquidated damages ("liquidated damages") and not as a penalty, an amount (the "Liquidated Damages Amount") at the rate described below, payable periodically on each Damages Payment Date to Record Holders, to the extent of, for each such Damages Payment Date, accrued and unpaid Liquidated Damages Amount to (but excluding) such Damages Payment Date (or, if the Damages Accrual Period shall have ended prior to such Damages Payment Date, the date of the end of the Damages Accrual Period); provided that any Liquidated Damages Amount accrued with respect to any Note or portion thereof called for redemption on a redemption date or converted into Underlying Common Shares on a conversion date prior to the Damages Payment Date, shall, in any such event, be paid instead to the Holder who submitted such Note or portion thereof for redemption or conversion on the applicable redemption date or conversion date, as the case may be, on such date (or promptly following the conversion date, in the case of conversion). The Liquidated Damages Amount shall accrue at a rate per annum equal to one quarter of one percent (0.25%) for the first ninety (90) day period from the Event Date, increasing with respect to each subsequent ninety (90) day period thereafter by an additional one quarter of one percent (0.25%), up to a maximum rate per year of one half of one percent (0.50%), of (i) the aggregate principal amount of the Notes held by such Record Holders or, without duplication, (ii) in the case of Notes that have been converted into Underlying Common Shares, the Applicable Conversion Price of such Underlying Common Shares, as the case may be. Notwithstanding the foregoing, no Liquidated Damages Amounts shall accrue as to any Registrable Security from and after the earlier of (x) the date such security is no longer a Registrable Security and (y) expiration of the Effectiveness Period. The rate of accrual of the Liquidated Damages Amount with respect to any period shall not exceed the rate provided for in this paragraph notwithstanding the occurrence of multiple concurrent Events. Following the cure of all Events requiring the payment by the Company of Liquidated Damages Amounts to the Holders of Registrable Securities pursuant to this Section, the accrual of Liquidated Damages Amounts shall cease (without in any way limiting the effect of any subsequent Event requiring the payment of Liquidated Damages Amount by the Company).

         The Trustee shall be entitled, on behalf of Holders of Notes, to seek any available remedy for the enforcement of this Agreement, including for the payment of any Liquidated Damages Amount.

         All of the Company's obligations set forth in this Section 2(e) that are outstanding with respect to any Registrable Security at the time such security ceases to be a Registrable Security

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shall survive until such time as all such obligations with respect to such security have been satisfied in full (notwithstanding termination of this Agreement pursuant to Section 9(m)).

         The parties hereto agree that the liquidated damages provided for in this Section 2(e) constitute a reasonable estimate of the damages that may be incurred by Holders of Registrable Securities by reason of the failure of a Shelf Registration Statement to be filed, declared effective under the Securities Act, amended or replaced to include the names of all Notice Holders or available for effecting resales of Registrable Securities in accordance with the provisions hereof.

         Section 3. Registration Procedures. In connection with the registration obligations of the Company under Section 2 hereof, the Company shall:

         (a) Prepare and file with the SEC a Shelf Registration Statement or Shelf Registration Statements on Form S-1 or Form S-3 or any other appropriate form under the Securities Act available for the sale of the Registrable Securities by the Holders thereof in accordance with the intended method or methods of distribution thereof (including Form F-3, in accordance with the SEC's Multi-Jurisdictional Disclosure System), and use its reasonable best efforts to cause each such Shelf Registration Statement to become effective and remain effective as provided herein; provided that before filing any Shelf Registration Statement or Prospectus or any amendments or supplements thereto with the SEC, the Company shall furnish to any Holder upon written request, and to the Initial Purchasers and counsel for the Initial Purchasers, copies of all such documents proposed to be filed and use its reasonable best efforts to reflect in each such document when so filed with the SEC such comments as the Initial Purchasers or such counsel reasonably shall propose within three (3) Business Days of the delivery of such copies to the Initial Purchasers and such counsel.

         (b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement or Subsequent Shelf Registration Statement continuously effective until the expiration of the Effectiveness Period; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and use its reasonable best efforts to comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Shelf Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Shelf Registration Statement as so amended or such Prospectus as so supplemented.

         (c) As promptly as practicable give notice to the Notice Holders, Initial Purchasers and counsel for the Initial Purchasers (i) when any Prospectus, Prospectus supplement, Shelf Registration Statement or post-effective amendment to a Shelf Registration Statement has been filed with the SEC and, with respect to a Shelf Registration Statement or any post-effective amendment or when the same has been declared effective under the Securities Act, (ii) of any request, following the effectiveness of a Shelf Registration Statement under the Securities Act, by the SEC or any other federal or state governmental authority for amendments or supplements to such Shelf Registration Statement or the related Prospectus or for additional information,
(iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Shelf Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) after the effective date of any Shelf Registration Statement filed pursuant to this Agreement of the occurrence of (but not the nature of or details concerning) a Material Event and (vi) of the determination by the Company that a post-effective amendment to a Shelf Registration Statement or a Subsequent Shelf Registration Statement will be filed with the SEC, which notice may, at the discretion of the Company (or as required pursuant to Section 3(i)), state that it constitutes a Suspension Notice, in which event the provisions of Section 3(i) shall apply.

         (d) Use its reasonable best efforts to prevent the issuance of, and, if issued, to obtain the withdrawal of any order suspending the effectiveness of a Shelf Registration Statement or obtain the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case at the earliest possible moment, and provide prompt notice to each Notice Holder and the Initial Purchasers of the withdrawal of any such order.

         (e) If requested by the Initial Purchasers or any Notice Holder, as promptly as practicable incorporate in a Prospectus supplement or a post-effective amendment to a Shelf Registration Statement such information as the Initial Purchasers, such Notice Holder or counsel for the Initial Purchasers shall determine to be required to be included therein by applicable law and make any required filings of such Prospectus supplement or such post-effective amendment; provided that the Company shall not be required to take any actions under this Section 3(e) that, in the written opinion of counsel for the Company, are not in compliance with applicable law.

         (f) As promptly as practicable furnish to each Notice Holder and to the Initial Purchasers and counsel for the Initial Purchasers, without charge, at least one (1) conformed copy of any Shelf Registration Statement and any amendment thereto (including financial statements but excluding schedules) and, if requested in writing to the Company by such Notice Holder, such counsel or the Initial Purchasers, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

         (g) During the Effectiveness Period, deliver to each Notice Holder and to the Initial Purchasers and counsel for the Initial Purchasers, in connection with any sale of Registrable Securities pursuant to a Shelf Registration Statement, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Notice Holder or the Initial Purchasers may reasonably request; and the Company hereby consents (except during such periods that a Suspension Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by each Notice Holder, in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein.

         (h) Prior to any public offering of the Registrable Securities pursuant to a Shelf Registration Statement, use its reasonable best efforts to register or qualify or cooperate with the Notice Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Notice Holder reasonably requests in writing (which request may be included in the Notice and Questionnaire); prior to any public offering of the Registrable Securities pursuant to a Shelf Registration Statement, use its reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period in connection with such Notice Holder's offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the relevant Shelf Registration Statement and the related Prospectus; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

         (i) Upon (A) the issuance by the SEC of a stop order suspending the effectiveness of any Shelf Registration Statement or the initiation of proceedings with respect to any Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact as a result of which any Shelf Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any pending corporate development (a "Material Event") that, in the reasonable discretion of the Company, makes it appropriate to suspend the availability of any Shelf Registration Statement and the related Prospectus, (i) in the case of clause (B) or (C) above, subject to the next sentence, as promptly as practicable, prepare and file, if necessary pursuant to applicable law, a post-effective amendment to such Shelf Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Shelf Registration Statement and Prospectus so that such Shelf Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that the Company may rely on information provided by each Notice Holder with respect to such Notice Holder), as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Shelf Registration Statement, subject to the next sentence, use its reasonable best efforts to cause it to be declared effective under the Securities Act as promptly as is practicable, and (ii) give notice to the Notice Holders, Initial Purchasers and counsel for the Initial Purchasers that the availability of the Shelf Registration Statement is suspended (a "Suspension Notice") and, upon receipt of any Suspension Notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to such Shelf Registration Statement until such Notice Holder's receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed
(x) in the case of clause (A) above, as promptly as is practicable, (y) in the case of clause (B) above, as soon as, in the reasonable judgment of the Company, the Shelf Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (z) in the case of clause (C) above, as soon as, in the reasonable discretion of the Company, such suspension is no longer appropriate. The period during which the availability of the Shelf Registration Statement and any Prospectus may be suspended (the "Suspension Period") without the Company incurring any obligation to pay liquidated damages pursuant to Section 2(e) shall not exceed thirty (30) days in any three (3) month period and an aggregate of seventy five (75) days in any twelve (12) month period. The Effectiveness Period shall be extended by the number of days from and including the date of the giving of the Suspension Notice to and including the date on which the Notice Holder received copies of the supplemented or amended Prospectus provided in clause (i) above, or the date on which it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus.

         (j) Make available for inspection during normal business hours by representatives for the Notice Holders of such Registrable Securities and any underwriters participating in any disposition pursuant to any Shelf Registration Statement and any broker-dealers, attorneys and accountants retained by such Notice Holders or any such underwriters, all relevant financial and other records and pertinent corporate documents and properties of the Company and its subsidiaries, and cause the appropriate officers, directors and employees of the Company and its subsidiaries to make available for inspection during normal business hours all relevant information reasonably requested by such representatives for the Notice Holders, or any such underwriters, broker-dealers, attorneys or accountants in connection with such disposition, in each case as is customary for similar "due diligence" examinations; provided, however, that such persons shall, at the Company's request, first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons and shall be used solely for the purposes of exercising rights under this Agreement, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of governmental or regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of any Shelf Registration Statement or the use of any Prospectus referred to in this Agreement) or necessary to defend or prosecute a claim brought against or by any such persons (e.g., to establish a "due diligence" defense), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person or
(iv) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement or is not otherwise under a duty of trust to the Company; provided further, that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of all the Notice Holders and the other parties entitled thereto by the counsel referred to in Section 5.

         (k) Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earnings statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities
Act) no later than forty five (45) days after the end of any twelve (12) month period (or ninety (90) days after the end of any twelve (12) month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of a Shelf Registration Statement, which statements shall cover such twelve (12) month periods.

         (l) Cooperate with each Notice Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities sold pursuant to a Shelf Registration Statement, which certificates shall not bear any restrictive legends, and cause such Registrable Securities to be in such denominations as are permitted by the Indenture and registered in such names as such Notice Holder may request in writing at least two (2) Business Days prior to any sale of such Registrable Securities.

         (m) Provide a CUSIP number for all Registrable Securities covered by a Shelf Registration Statement not later than the effective date of the Initial Shelf Registration Statement and provide the Trustee and the transfer agent for the Common Shares with certificates for the Registrable Securities that are in a form eligible for deposit with The Depository Trust Company.

         (n) Cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc.

         (o) Upon (i) the filing of the Initial Registration Statement and (ii) the effectiveness of the Initial Registration Statement, announce the same, in each case by release to PR Business Newswire.

         (p) Take all actions and enter into such customary agreements (including, if requested, an underwriting agreement in customary form) as are necessary, or reasonably requested by the holders of a majority of the Registrable Securities being sold, in order to expedite or facilitate disposition of such Registrable Securities; and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

                  (i) the Company shall make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as has been customarily made by the Company to underwriters in similar offerings of securities of the Company;

                  (ii) the Company shall obtain opinions of counsel of the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any, and to the counsel to the Holders of the Registrable Securities being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings of the Company;

                  (iii) the Company shall obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in any Shelf Registration Statement) addressed to the underwriters, if any, and use its reasonable best efforts to have such letters addressed to the selling Holders of Registrable Securities (to the extent consistent with Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accounts), such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with similar underwritten offerings of the Company;

                  (iv) the Company shall, if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 6 hereof with respect to the underwriters and all other parties to be indemnified pursuant to said Section; and

                  (v) the Company shall deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the holders of a majority of the Registrable Securities being sold and the Managing Underwriters, if any;

the above to be done at (x) the effectiveness of any Shelf Registration Statement (and each post-effective amendment thereto) and (y) each closing under any underwriting or similar agreement as and to the extent required thereunder.

         (q) Cause the Indenture to be qualified under the TIA not later than the effective date of the Initial Shelf Registration Statement; and in connection therewith, cooperate with the Trustee to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use its reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner.

         (r) Use its reasonable best efforts to cause the Underlying Common Shares to be listed on The Nasdaq National Market.

         (s) In the event that any broker-dealer registered under the Exchange Act shall underwrite any Registrable Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Conduct Rules (the "NASD Rules") of the National Association of Securities Dealers, Inc.) thereof, whether as a Holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company will assist such broker-dealer in complying with the requirements of such NASD Rules, including, without limitation, by: (i) if such NASD Rules, including NASD Rule 2720, shall so require, engaging a "qualified independent underwriter" (as defined in NASD Rule 2720) to participate in the preparation of the

Shelf Registration Statement relating to such Registrable Securities, to exercise usual standards of due diligence in respect thereof and, if any portion of the offering contemplated by such Shelf Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield or price, as the case may be, of such Registrable Securities; (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 6 hereof; and
(iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the NASD Rules.

         Section 4. Holder's Obligations. Each Holder agrees, by acquisition of the Registrable Securities, that no Holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to a Shelf Registration Statement, to receive a Prospectus relating thereto or to receive any liquidated damages pursuant to Section 2(e), unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to
Section 2(d) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Holder or its plan of distribution necessary in order to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading.

         Section 5. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance by the Company of its obligations under Section 2 and 3 of this Agreement whether or not any of the Shelf Registration Statements are filed or declared effective under the Securities Act. Such fees and expenses ("Registration Expenses") shall include, without limitation, (i) all registration and filing fees and expenses (including, without limitation, fees and expenses (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (y) of compliance with federal securities laws and state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel for the Holders in connection with Blue Sky qualifications of the Registrable Securities under the laws of such jurisdictions as the Notice Holders of a majority of the Registrable Securities being sold pursuant to a Shelf Registration Statement may designate), (ii) all printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and printing Prospectuses), (iii) all duplication and mailing expenses relating to copies of any Shelf Registration Statement or Prospectus delivered to any Holders hereunder, (iv) all fees and disbursements of counsel for the Company and the fees and disbursements of one counsel for the Holders in connection with the Shelf Registration Statement, (v) all fees and disbursements of the Trustee and its counsel and of the registrar and transfer agent for the Common Shares and (vi) Securities Act liability insurance obtained by the Company in its sole discretion. In addition, the Company shall pay the internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing by the Company of the Registrable Securities on any securities exchange on which similar securities of the Company are then listed and the fees and expenses of any person, including special experts, retained by the Company.

         Section 6. Indemnification; Contribution.

         (a) The Company agrees to indemnify, defend and hold harmless each Initial Purchaser, each Holder, each person, if any, who controls any Initial Purchaser or Holder within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act (a "Controlling Person") and the respective officers, directors, partners, employees, representatives and agents of any Initial Purchaser, the Holders or any Controlling Person (each, an "Indemnified Party"), from and against any loss, damage, expense, liability, claim or any actions in respect thereof (including the reasonable cost of investigation) which such Indemnified Party may incur or become subject to under the Securities Act, the Exchange Act or otherwise, insofar as such loss, damage, expense, liability, claim or action arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement or Prospectus, including any document incorporated by reference therein, or in any amendment or supplement thereto or in any preliminary prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in any Shelf Registration Statement or in any amendment or supplement thereto or necessary to make the statements therein not misleading, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements made in any Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, in the light of the circumstances under which they were made, not misleading, and the Company shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, damage, expense, liability, claim or action in respect thereof; provided, however, that the Company shall not be required to provide any indemnify pursuant to this Section 6(a) in any such case insofar as any such loss, damage, expense, liability, claim or action arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission of a material fact contained in, or omitted from, and in conformity with information furnished in writing by or on behalf of an Initial Purchaser or a Holder to the Company expressly for use therein; provided further that, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to a Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder from whom the person asserting any such losses, damages, expenses, liabilities, claims or actions purchased the Registrable Securities concerned, to the extent that a prospectus relating to such Registrable Securities was required to be delivered by such Holder under the Securities Act in connection with such purchase and any such loss, damage, expense, liability, claim or action of such Holder results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Registrable Securities to such person, a copy of the final prospectus if the Company had previously furnished copies thereof to such Holder; provided further, however, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Party.

         (b) Each Holder, severally and not jointly, agrees to indemnify, defend and hold harmless the Company, its directors, officers, employees, representatives, agents and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a "Company Indemnified Party") from and against any loss, damage, expense, liability, claim or any actions in respect thereof (including the reasonable cost of investigation) which such Company Indemnified Party may incur or become subject to under the Securities Act, the Exchange Act or otherwise, insofar as such loss, damage, expense, liability, claim or action arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in information furnished in writing by or on behalf of such Holder to the Company expressly for use in any Shelf Registration Statement or Prospectus, including any document incorporated by reference therein, or in any amendment or supplement thereto or in any preliminary prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in any Shelf Registration Statement or in any amendment or supplement thereto or necessary to make the statements therein not misleading, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements in any Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, in the light of the circumstances under which they were made, not misleading, in connection with such information; and, subject to the limitation set forth immediately preceding this clause, each Holder shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any loss, damage, expense, liability, claim or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company or any of its controlling persons. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities pursuant to the Shelf Registration Statement giving rise to such indemnification obligation.

         (c) If any action, suit or proceeding (each, a "Proceeding") is brought against any person in respect of which indemnity may be sought pursuant to either subsection (a) or (b) of this Section 6, such person (the "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Party") in writing of the institution of such Proceeding and the Indemnifying Party shall assume the defense of such Proceeding; provided, however, that the omission to notify such Indemnifying Party shall not relieve such Indemnifying Party from any liability which it may have to such Indemnified Party or otherwise. Such Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the employment of such counsel shall have been authorized in writing by such Indemnifying Party in connection with the defense of such Proceeding or such Indemnifying Party shall not have employed counsel to have charge of the defense of such Proceeding within thirty (30) days of the receipt of notice thereof or such Indemnified Party shall have reasonably concluded upon the written advice of counsel that there may be one or more defenses available to it that are different from, additional to or in conflict with those available to such Indemnifying Party (in which case such Indemnifying Party shall not have the right to direct that portion of the defense of such Proceeding on behalf of the Indemnified Party, but such Indemnifying Party may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Indemnifying Party), in any of which events such reasonable fees and expenses shall be borne by such Indemnifying Party and paid as incurred (it being understood, however, that such Indemnifying Party shall not be liable for the expenses of more than one separate counsel in any one Proceeding or series of related Proceedings together with reasonably necessary local counsel representing the Indemnified Parties who are parties to such action). An Indemnifying Party shall not be liable for any settlement of such Proceeding effected without the written consent of such Indemnifying Party, but if settled with the written consent of such Indemnifying Party, such Indemnifying Party agrees to indemnify and hold harmless an Indemnified Party from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse such Indemnified Party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then such Indemnifying Party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than sixty (60) Business Days after receipt by such Indemnifying Party of the aforesaid request, (ii) such Indemnifying Party shall not have reimbursed such Indemnified Party in accordance with such request prior to the date of such settlement and (iii) such Indemnified Party shall have given such Indemnifying Party at least thirty (30) days' prior notice of its intention to settle. No Indemnifying Party shall, without the prior written consent of any Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such Indemnified Party.

         (d) If the indemnification provided for in this Section 6 is unavailable to an Indemnified Party under subsections (a) and (b) of this
Section 6 in respect of any losses, damages, expenses, liabilities, claims or actions referred to therein, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, damages, expenses, liabilities, claims or actions (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holders or the Initial Purchasers on the other hand from the offering of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Holders or the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities, claims or actions, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Holders or the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Holders or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities, claims and actions referred to above shall be deemed to include any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any Proceeding.

         (e) The Company, the Holders and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection
(d) above. Notwithstanding the provisions of this Section 6, no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by it were offered to the public exceeds the amount of any damages which it has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective amount of Registrable Securities they have sold pursuant to a Shelf Registration Statement, and not joint. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         (f) The indemnity and contribution provisions contained in this Section 6 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or the Initial Purchasers or any person controlling any Holder or Initial Purchaser, or the Company, or the Company's officers or directors or any person controlling the Company and (iii) the sale of any Registrable Security by any Holder.

         Section 7. Information Requirements. (a) The Company covenants that, if at any time before the end of the Effectiveness Period it is not subject to the reporting requirements of the Exchange Act, it will cooperate with any Holder of Registrable Securities and take such further action as any Holder of Registrable Securities may reasonably request in writing (including, without limitation, making such representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemptions provided by Rule 144, Rule 144A, Regulation S and Regulation D under the Securities Act and customarily taken in connection with sales pursuant to such exemptions. Upon the written request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with the reporting requirements of the Exchange Act, unless such a statement has been included in the Company's most recent report filed with the SEC pursuant to Section 13 or Section 15(d) of Exchange Act. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities (other than the Common Shares) under any section of the Exchange Act.

         (a) The Company shall file the reports required to be filed by it under the Exchange Act and shall comply with all other requirements set forth in the instructions to Form S-1, Form S-3, Form F-1 or Form F-3, as the case may be, in order to allow the Company to be eligible to file registration statements on Form S-1 or Form S-3 or, in accordance with the SEC's Multi-Jurisdictional Disclosure System, Form F-1 or Form F-3.

         Section 8. Underwritten Registrations.

         (a) If any of the Registrable Securities covered by the Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering ("Managing Underwriters") will be selected by the holders of a majority in aggregate principal amount of such Registrable Securities to be included in such offering (provided that holders of Common Shares issued upon conversion of the Notes shall not be deemed holders of Common Shares, but shall be deemed to be holders of the aggregate principal amount of Notes from which such Common Shares were converted).

         (b) No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Registrable Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

         Section 9. Miscellaneous.

         (a) Remedies. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under this Agreement may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Initial Purchaser or Holder may obtain such relief as may be required to specifically enforce the Company's obligations under this Agreement. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. Notwithstanding the foregoing two sentences, this Section 9(a) shall not apply to the subject matter referred to in and contemplated by Section 2(e).

         (b) No Conflicting Agreements. The Company is not, as of the date hereof, a party to, nor shall it, on or after the date of this Agreement, enter into, any agreement with respect to its securities that conflicts with the rights granted to the Holders of Registrable Securities in this Agreement. The Company represents and warrants that the rights granted to the Holders of Registrable Securities hereunder do not in any way conflict with the rights granted to the holders of the Company's securities under any other agreements. The Company will not take any action with respect to the Registrable Securities which would adversely affect the ability of any of the Holders to include such Registrable Securities in a registration undertaken pursuant to this Agreement, and after the date hereof, the Company shall not grant to any of its security holders (other than the Holders in such capacity) the right to include any of its securities in the Shelf Registration Statement filed pursuant to this Agreement.

         (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority in aggregate principal amount of such Registrable Securities (provided that holders of Common Shares issued upon conversion of the Notes shall not be deemed holders of Common Shares, but shall be deemed to be holders of the aggregate principal amount of Notes from which such Common Shares were converted); provided that, no consent is necessary from any of the Holders in the event that this Agreement is amended, modified or supplemented for the purpose of curing any ambiguity, defect or inconsistency that does not adversely affect the rights of any Holders. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Shelf Registration Statement; provided that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 9(c), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

         (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery,
(ii) upon confirmation, if made by telecopier, (iii) one (1) Business Day after being deposited with such courier, if made by overnight courier or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

         (x) if to a Holder of Registrable Securities, at the most current address given by such Holder to the Company in a Notice and Questionnaire or any amendment thereto;

         (y)    if to the Company, to:

                QLT Inc.
                887 Great Northern Way
                Vancouver, B.C. V5T 4T5
                Canada
                Attention: General Counsel
                Telecopy No.: (604) 707-7001

         (z)    if to the Initial Purchasers, to:

                c/o UBS Securities LLC
                299 Park Avenue
                New York, New York 10171
                Attention: Syndicate Department

                Telecopy No.: (212) 713-1205

                with a copy to (for informational purposes only):

                UBS Securities LLC
                299 Park Avenue
                New York, New York 10171
                Attention: Legal Department
                Telecopy No.: (212) 821-4042

                         and

                UBS Securities LLC
                677 Washington Boulevard
                Stamford, Connecticut 06901
                Attention: Syndicate Department
                Telecopy No.: (203) 719-0683

or to such other address as such person may have furnished to the other persons identified in this Section 9(d) in writing in accordance herewith.

         (e) Approval of Holders. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) (other than the Initial Purchasers or subsequent Holders of Registrable Securities if such subsequent Holders are deemed to be such affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

         (f) Third Party Beneficiaries. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

         (g) Successors and Assigns. Any person who purchases any Registrable Securities from any Initial Purchaser or from any Holder shall be deemed, for purposes of this Agreement, to be an assignee of such Initial Purchaser or such Holder, as the case may be. This Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of each of the parties hereto and shall inure to the benefit of and be binding upon each Holder of any Registrable Securities.

         (h) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

         (i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (j) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

         (k) Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

         (l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. Except as provided in the Purchase Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties with respect to such registration rights. No party hereto shall have any rights, duties or obligations other than those specifically set forth in this Agreement.

         (m) Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for any liabilities or obligations under Section 4, 5 or 6 hereof and the obligations to make payments of and provide for liquidated damages under Section 2(e) hereof to the extent such damages accrue prior to the end of the Effectiveness Period, each of which shall remain in effect in accordance with its terms.

         (n) Judgment Currency. The Company hereby covenants and agrees that the following provisions shall apply to conversion of currency in the case of this
Agreement:

                  (i) If for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country other than the United States, it becomes necessary to convert into any other currency (the "judgment currency") an amount due in United States Dollars, then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day which judgment is given or the order of enforcement is made, as the case may be. The term "rate(s) of exchange" shall mean the rate at which the Trustee is able or would have been able on the relevant date to purchase, at such money center bank in the City of New York as the Trustee designates at such time, United States Dollars with judgment currency above and includes any premiums and costs of exchange payable.

                  (ii) The Company hereby agrees to indemnify the Initial Purchasers and each other indemnified party related to the Initial Purchasers against any loss incurred by any of them as a result of any judgment or order being given or made for any amount due under this Agreement and such judgment or order being expressed and paid in the judgment currency and as a result of any variation as between (i) the rate of exchange at which the United States Dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the spot rate of exchange in the City of New York at which the Company on the date of payment of judgment or order is able to purchase United States Dollars with the amount of the judgment currency actually paid by the Company. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, United States Dollars.

                  (iii) All calculations under this Agreement based on amounts which are initially in Canadian Dollars will be converted into United States Dollars based on the rate of exchange in effect on the date of calculation, and vice versa.

         (o) Submission to Jurisdiction. Except as set forth below, no Proceeding may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have non-exclusive jurisdiction over the adjudication of such matters, and the Company hereby consents to the non-exclusive jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to non-exclusive personal jurisdiction, service and venue in any court in which any Proceeding arising out of or in any way relating to this Agreement is brought by any third party against any Initial Purchaser. THE COMPANY HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT. The Company agrees that a final judgment in any such Proceeding brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment. The Company hereby appoints, without power of revocation, CT Corporations System as its agent to accept and acknowledge on its behalf service of any and all process which may be served in any action, proceeding or counterclaim in any way relating to or arising out of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                            QLT INC.

                                            By: /s/ Paul J. Hastings
                                                --------------------------------
                                                Name: Paul J. Hastings
                                                Title: President and Chief
                                                       Executive Officer



Confirmed and accepted as of the date
first above written on behalf of itself
and the other several Initial Purchaser:

UBS SECURITIES LLC

By: /s/ Michelle Bereaux
    ------------------------------
    Name: Michelle Bereaux
    Title: Managing Director


By: /s/ Aradhana Sarin
    ------------------------------
    Name: Aradhana Sarin
    Title: Associate Director